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                                                                   EXHIBIT 10.13

                                    AGREEMENT

THIS AGREEMENT made and entered into this 3 day of October, 1997 by and between INTERWEST TRANSFER CO., INC.., hereinafter referred to as the "Agent", and Pacific Quilt Design Inc., hereinafter referred to as the "Company".

WITNESSETH:

1. The Agent shall and is appointed transfer agent, warrant agent and registrar for the common stock of the Company.

2. The secretary of the Company will file with the Agent before the Agent begins to act as transfer agent:

     A.   a copy of the Articles of Incorporation of the Company;

     B. Specimens of all outstanding certificates of shares of the Company in the form approved by the Board of Directors;

     C. A list of all outstanding securities together with a statement that future transfers may be made without restriction on all securities except as noted by the secretary and except shares subject to a restriction noted on the face of said shares and in the corporate stock records;

     D. A list of all persons considered "insiders" or "control persons" as defined in the Securities Acts 1933, 1934 and other acts of congress and rules and regulations of the United States Securities and Exchange Commission, or any State Securrities Division when applicable;

     E. The names and specimen signatures of all officers who are and have been authorized to sign certificates for shares on behalf of the Company and the names and addresses of any other transfer agents or registrars of shares of the Company;

     F. A copy of the resolution of the Board of Directors of the Company authorizing the execution of the Agreement and approving the terms and conditions, certified by the Secretary of the Company;

     G. in the event of any further amendment or change in respect of any of the foregoing, prompt written notification of such change, together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinionss or the like, as the agent may deem necessary or appropriate.

9. Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, except its own willful misconduct. Company does hereby agree to indemnify and hold harmless Agent, and each and all of its officers, directors, employees and agents from and against any loss, damage or expense which may arise directly or indirectly from any actions, suits, threats of suit, or claims of any kind or nature, other than any such resulting from the willful misconduct of Agent.

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10. Company agrees to reimburse agent for any and all expenses resulting from the serving upon the Agent of a ssubpoena by a Federal or State agency or a request from one of the sid agencies, requiring or requesting that agent produce information and documents to sid agency. Said expenses shall include but not be limited to travel expenses, copying charges, computer time, employee times, etc.

11. Company agrees to pay all amounts due to agent under this contract within 70 days of billing. Company specifically agrees that Agent shall have a lien against all Company records to secure amounts owing to the agent. In addition, Company specificaaly agrees that Agent may, at its option, refuse to make any transfers of Company's securities until past due accounts have been paid.

12. This agreement may not be assigned by Agent without express prior written consent of Company.

AGREED AND ENTERED INTO the day and year first above written.


INTERWEST TRANSFER CO., INC.

By: /s/ Illegible


PACIFIC QUILY DESIGN, INC..

By: /s/ M. Tapunget

RHS\RHS07280\7\